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                                                                   EXHIBIT 99.19


                               POWER OF ATTORNEY

        I, Richard Q. Armstrong, Trustee of PaineWebber Securities Trust ("Fund"), hereby constitute and appoint Victoria E. Schonfeld, Dianne E. O'Donnell, Gregory K. Todd, Joan L. Cohen, Elinor W. Gammon and Robert A. Wittie, and each of them singly, my true and lawful attorneys, with full power to them to sign for me, and in my capacity as Trustee for the Fund, any and all amendments to each of the particular registration statements of the Fund, and all instruments necessary or desirable in connection therewith, filed with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all amendments to said registration statements.

        Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following in the capacity and on the date indicated.

        Signature                   Title                    Date


/s/ Richard Q. Armstrong           Trustee                June 1, 1995
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Richard Q. Armstrong